Exhibit 10.37
HOTEL MANAGEMENT AGREEMENT (Dreams Punta Cana Resorts and Spa)

HOTEL MANAGEMENT AGREEMENT (hereinafter referred to as the "Agreement"), effective as from December 20, 2007 ("Effective Date"), entered into by and among Perfect Tours, N.V., a corporation organized and existing under the laws of the Netherlands Antilles (hereinafter referred to as the "Owner's Representative"),___________________ a corporation organized and existing under the laws of Nevis (hereinafter referred to as the "Operator"), and Inversiones Vilazul, S.A., a corporation organized and existing under the laws of the Dominican Republic (hereinafter referred to as the "Owner"), each of whom agree to be bound hereunder in accordance with the terms and conditions set forth in the following Recitals and Clauses:

    RECITALS

I.The Owner's Representative, acting through its duly appointed attorney-in-fact, represents that:

A.It is a corporation duly organized and existing under the laws of the Netherlands Antilles.

B.The Owner is the lawful owner of an all inclusive hotel known as "Dreams Punta Cana Resorts and Spa", located at Punta Cana, Dominican Republic (hereinafter referred to as the "Hotel"), has executed a marketing agreement with the Owner's Representative, which grants the Owner's Representative sufficient authority to contract or entrust to third parties the management of said Hotel, including all powers necessary to execute this Agreement on its own behalf, and at its own expense all fees for the service contracted.

C.It has all authorizations necessary to execute this Agreement, in order to delegate management of the Hotel to the Operator, assuming jointly with the Owner, joint and several liability for each and every one of the obligations corresponding to the Owner's Representative hereunder.

D.Its attorney-in-fact has the necessary powers to bind it under the terms of this Agreement, which have not been restricted, revoked, or amended in any way whatsoever.

E.It is its intention to execute this Agreement for the Operator to supervise and oversee the management and operation of the Hotel in its name and on its behalf, under the name "Dreams Punta Cana Resorts and Spa", in accordance with the terms and conditions set forth herein.

II.The Operator, acting through its duly appointed attorney-in-fact, represents that:

A.It is the lawful owner of the brand "Dreams Punta Cana Resorts and Spa" and operates certain hotels and resorts under that name.

B.Its attorney-in-fact has the necessary authority to bind it under the terms of this Agreement, which have not been restricted, revoked, or amended in any way whatsoever.

C.It is its intention to execute this Agreement with the Owner's Representative so that it may oversee the management and operation of the Hotel in the Owner's Representative's name and on its behalf, under the name "Dreams Punta Cana Resorts and Spa", in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, by virtue of the agreements and promises contained herein and other good and valuable considerations, receipt whereof is hereby acknowledged, the Owner's Representative and the Operator agree to submit to the following:

CLAUSE I.
HOTEL

The Owner's Representative and the Operator acknowledge that at present the Hotel comprises and includes, without limitation, the following:

a.Various buildings (hereinafter referred to as the "Buildings'') with a total of six hundred and twenty (620) guest rooms, restaurant(s), bar(s) and conference and meeting rooms, with the land on which the Buildings are located and any outdoor parking areas, pools, spas, tennis courts, facilities for personnel, facilities for management – even when located on sites different from those pertaining to the Hotel – and all other facilities or improvements not expressly excluded in this Clause I. Said lands, constructions and facilities, as described in detail in Exhibit "A" to this Agreement, shall be referred to hereinafter as the "Premises".

b.The mechanical systems and installations integrated in all or part of the Premises, including, without limitation, air conditioning and ventilation, plumbing and laundry, refrigeration, and kitchen equipment (hereinafter referred to as the "Installations");

c.Furniture, finishes, wall coatings, floor coatings, windows, accessories and hotel equipment that form part of or are on the Premises and vehicles used in operating the Hotel and all watercraft and sporting and recreational equipment, computer systems - including hardware and software and in particular the software used and previously designed by the Operator for supervising and overseeing the managing and operation of the property ("Fixed Furniture and Equipment" or "FF&E");

d.Tableware, glassware, silverware, bedclothes and any other similar items on the Premises (hereinafter referred to as "Operating Equipment"); and

e.Stock and inventory of stationery, cleaning supplies and consumables, and food and beverages (hereinafter referred to as "Operating Stock").

CLAUSE II.
OPERATING PERIOD, TERMINATION AND SALE OF HOTEL

2.1.Effectiveness of Agreement. This Agreement shall remain in force from the date of its execution through the end of the Effective Term.

2.2.Term.    The initial term hereof shall start on the Effective Date and continue up to and including December 20, 2022 (hereinafter referred to as the "Initial Term") and shall automatically renew for two successive five year terms, provided that any such renewal shall only be effective if the Operator has sent the Owner's Representative written notice of such impending renewal at least one hundred and eighty (180) days, but no more than one year, in advance of the expiration of the Initial Term or then-current renewal term, and the Owner's Representative has not thereafter provided the Operator with at least ninety (90) days prior written notice of its election to terminate this Agreement at the end of the then current term instead of permitting it to renew. Said Initial Term, with any subsequent renewals or extensions in accordance with the provisions hereof, shall be referred to hereinafter as the "Effective Term."

2.3.Termination. Notwithstanding the foregoing, either party may terminate this Agreement in case of "default" by the other party, as defined in Clause XI herein, with ninety (90) days' prior written notice to the other party ("Termination for Default"). Except for (i) a Termination for Default, (ii) in connection with a Sale of the Hotel after the fifth (5th) anniversary of the Effective Date but before a Sale of Playa (pursuant to, and as described in, Section 2.4, below); (iii) in connection with a Failed Purchase Agreement Closing Termination (pursuant to, and as defined in, Section 2.6, below); and (iv) pursuant to Section 9.1, below, the Owner's Representative shall not have the right to terminate this Agreement for any reason.

2.4.Sale of Hotel.

a.Prior to a Sale of Playa, the Owner may, with ninety (90) days' prior written notice. terminate this Agreement upon a Sale of the Hotel (defined below) after the fifth (5th) anniversary of the Effective Date, upon payment of an amount equal to the sum of the Management Fee and the Incentive Fee for the twelve months immediately prior to termination, multiplied by the number of years (plus prorated months, as applicable) then remaining until the tenth (10th) anniversary of the Effective Date (such payment being zero with respect to a termination upon any Sale of the Hotel following the tenth (10th) anniversary of the Effective Date). A "Sale of the Hotel" means any sale, assignment, transfer, or other disposition, for value or otherwise, voluntary or involuntary, of the Owner's title to the Hotel or the site (either fee or leasehold title, as the case may be), but shall not include a collateral assignment intended to provide security for a loan. For purposes of this Agreement, a "Sale of the Hotel" shall also include a lease (or sublease) of the entire Hotel or site, as well as any sale, transfer, or other disposition, for value or otherwise, in a single transaction or a series of related transactions, of the controlling interest in the Owner or its direct or indirect parent. If the Owner or its direct or indirect parent is a corporation, the phrase "controlling interest" shall mean the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights attributable to the shares of the Owner or its direct or indirect parent (through ownership of such shares, by contract or otherwise). If the Owner or its direct or indirect parent is not a corporation, the phrase "controlling interest" shall mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Owner or its direct or indirect parent (whether through ownership, by contract or otherwise) or (b) a majority of partnership, limited liability company, association or other business entity gains or losses. Notwithstanding the foregoing, the term "Sale of the Hotel" shall not include (i) any sale, assignment, transfer, lease, sublease or other disposition of the Hotel or the site by the Owner to an affiliate of the Owner; nor (ii) a Sale of Playa (as defined in Clause XIV).

b.The Owner covenants and agrees that it shall not (except pursuant to Section 13.2, below) complete a Sale of the Hotel prior to the fifth (5th) anniversary of the Effective Date. If the Owner breaches the foregoing covenant, the Owner's Representative shall pay the Operator an amount equal to the sum of the Management Fee and the Incentive Fee for the twelve months immediately prior to the Sale of the Hotel, multiplied by the number of years (plus prorated months, as applicable) then remaining until the expiration of the Initial Term, discounted to net present value (using a discount rate of ten percent (10%); provided, however, that the foregoing shall not restrict the Operator's rights and remedies at law or in equity, as an alternative to the foregoing, to enforce the covenant that the Owner shall not complete a Sale of the Hotel prior to the fifth (5th) anniversary of the Effective Date, including without limitation, the remedy of specific performance and injunctive relief.

2.5.Right of First Negotiation. Notwithstanding anything contained in this Agreement to the contrary, the Owner shall not seek offers or complete a Sale of the Hotel to a third party without giving the Operator at least ninety (90) days' prior written notice (such notice the "Proposed Sale Notice") of its intention to do so. Within thirty (30) calendar days after the receipt by the Operator of the Proposed Sale Notice, the Owner and the Owner's Representative shall provide and make available any information the Operator may request to analyze the purchase and conduct the due diligence, which shall, unless the parties agree to a different period, last fifteen (15) business days, after which the Operator shall notify the Owner if it desires to purchase the Hotel, in which case the Owner and the Operator (or its designee) shall negotiate the sale of the Hotel to the Operator (or its designee) in good faith for a period of at sixty (60) days (or such other period of time as the parties may agree; such sixtieth (60th) (or such other agreed) day being the "Negotiation Expiration Date"). If the Owner and the Operator (or its designee) are unable to reach an agreement on the sale of the Hotel to the Operator (or its designee) by the Negotiation Expiration Date, the Owner shall be permitted to complete a Sale of the Hotel, subject to the terms and conditions of this Agreement; provided, however, that if the Owner does not complete a Sale of the Hotel within one hundred eighty (180) days after the Negotiation Expiration Date, the Operator shall continue to have right of first negotiation described in this Section 2.5 for any and all subsequent transactions.

2.6.Reserved.

CLAUSE III.
USE AND OPERATION OF THE HOTEL

3.1.Use and Operation.

a.The Operator agrees to undertake and perform in name and on behalf of the Owner's Representative (i) all marketing and sales operations related to the Hotel (including, without limitation, sale of lodging services in rooms, and development and implementation of marketing and advertising campaigns for the Hotel); (ii) operation and management of the Hotel as an all inclusive hotel, and (iii) all activities related to and commonly included in marketing, sales, operation and management and, to the extent feasible, conduct such activities in a manner consistent with customary business and hospitality practices in the Dominican Republic.

b.The Operator, in accordance with the terms and conditions hereof, shall have, in Owner's Representative's name, control and decision-making authority in matters of sales, marketing, administration and other activities related to the Hotel's operations, and shall keep control and administration of such activities and all Hotel properties for the term hereof.

Without limiting the general nature of the foregoing, the Operator's authority of control and decision-making shall include and comprise, among other matters, use of the Hotel for its customary purposes, any charges made and the terms and procedures for admission to the Hotel for rooms, commercial spaces, entertainment and recreational privileges, and food and beverages; the right to hire, train, discipline, transfer, terminate and select employees of the Hotel; the right to negotiate all employment agreements and/or union contracts; the right to conduct any negotiations with the Dominican Republic (hereinafter referred to as the "Country") and with any other entities and third parties (individuals or legal entities) or government agencies that have relations with the Hotel.

3.2.Relationship between the Parties.

a.The Owner's Representative agrees that, in relation to the performance of the Operator's services, the Operator shall act exclusively as the Owner's Representative's agent and exclusively on Owner's Representative's behalf and in use of the Owner's Representative's credit.

b.In acknowledgement and in exercise of the agency relationship established hereunder, the Owner's Representative authorizes the Operator to negotiate and enter into service contracts, agreements, licenses and leases for tours, workshops, stores, office space, reception and other facilities at the Hotel, provided, however, that the Operator shall require the Owner's Representative's prior, written consent (which the Owner's Representative may not unreasonably deny or delay) for the execution of bargain contracts, service agreements, government relations, licenses, leases or other contracts that entail or constitute monthly monetary considerations in excess of US$20,000.00 (twenty thousand dollars, legal currency of the United States of America) and/or if the effective term of such contracts is greater than 1 (one) year.

c.The Owner's Representative authorizes the Operator to make purchases on the Owner's Representative's behalf and in the Owner's Representative's name and making use of the Owner's Representative's credit, for all food, beverages and provisions and any other goods and services necessary for the efficient operation and service of the Hotel at the Owner's Representative's expense and to use and consume them in maintenance and operation of the Hotel.

d.As part of the general management of the Hotel, the Owner's Representative also authorizes the Operator to settle, under the terms and conditions the Operator considers in the Hotel's best interest, any and all claims or complaints that may arise from the Hotel's operation, independently of whether or not legal action has been taken, and such settlements shall be on the Owner's Representative's behalf and in the Owner's Representative's name and the Owner's Representative agrees that such amounts, to the extent that they conform to accounting practices, shall be paid from the Hotel's revenues and shall be considered operating expenses. The Owner's Representative undertakes to hold the Operator harmless from payment of any costs, expenses and damages that the Operator may incur in relation to such claims or complaints.

3.3.Subleasing and Concessions. The Operator undertakes to operate the Hotel and provide it with all services normally provided by operators of hotels of classes and levels comparable with the Hotel in the Country, provided, however, that, in connection to commercial or service spaces at the Hotel that are normally subject to leasing or subleasing, the Operator shall have the right to execute leases or subleases for terms of no more than one (t) year under reasonable commercial terms, including reasonable provisions on renewal. Rent or any other payments received on such leases or subleases shall be included in the Gross Revenues, as defined hereinafter.

3.4.Partnerships or Joint Ventures. No provision hereof may be construed as constituting or creating a partnership, joint venture or other similar relationship between the Owner and/or the Owner's Representative and their successors or assignees, on the one hand, and the Operator and its successors or assignees, on the other, and therefore neither the Owner's Representative, the Owner, nor the Operator shall have any labor liability or obligation whatsoever in relation to the employees or workers of the other party, each undertaking to hold harmless and indemnify the other party in relation to any and all claims, contingencies, expenses, costs and damages that may result from labor or social security obligations for which it is beholden.

3.5.Annual Budget. As regards Fiscal Years after the first, within thirty (30) calendar days before the start of the Fiscal Year, the Operator shall submit to the Owner's Representative a budget proposal for the following year, for Owner's Representative's approval (which may not be unreasonably denied or delayed), which shall include marketing plans and income, expense and capital expense forecasts for the next Fiscal Year, including estimated additions to reserves and Gross Operating Profit (as defined hereinafter) (the "Budget"). The Owner's Representative shall deliver to the Operator, within fifteen (15) days after receiving the Budget, confirmation of its approval or any relevant comments. If the Owner's Representative does not approve the Budget before the start of the Fiscal Year to which it applies, the Operator shall continue to operate the Hotel in accordance with the terms and conditions of the actual results for the previous fiscal year (excluding Capital Expenditures), adding 3% to the amounts included in said Fiscal Year.
3.6.Place of performance. The services the Operator is to provide hereunder shall be performed principally at the Hotel, without prejudice to the Operator's right to coordinate part thereof through its affiliates or related companies. Notwithstanding the foregoing, the Operator is authorized, to the extent deemed reasonably practical and in accordance with market conditions in the area where the Hotel is located, to perform outside the Country any services the Operator is required to provide hereunder, including, without limitation, executing contracts with providers.

3.7.Use of Hotel by Owner and Owner's Representative. The Operator will apply the same policies to the Owner, the Owner's Representative and their respective guests for reservations and requests for reservations to stay at the Hotel and to use the Hotel's services that are applied to employees of Apple Vacations for reservations and requests for reservations to stay at the Hotel and to use the Hotel's services for personal use or travel, provided that, for the avoidance of doubt, if the Hotel is at least 90% occupancy or anticipated to be at least 90% occupancy at the day or days that the Owner, the Owner's Representative and their respective guests have reservations or have made requests for reservations to stay at the Hotel, the Operator will be able to charge such persons the lowest rate open and available to the public at that time.

CLAUSE IV.
MANAGEMENT FEES AND OTHERS AND OWNER'S
REPRESENTATIVE'S RETURN

4.1.Management Fee. The Operator shall be entitled to charge as an operating expense for the Hotel and to withhold its fee for supervising and overseeing the management and operation of the Hotel (hereinafter referred to as the "Management Fee") in an amount equal to three percent (3%) of the Hotel's Gross Revenues, as defined in Clause V. The Management Fee shall be payable monthly, on the twentieth (20th) day of each month for the immediately preceding calendar month, and shall be paid by wire transfer to the Operator's bank account described in Exhibit "B" hereto. The Management Fee shall be subject to a final adjustment as agreed to by the parties pursuant to Section 7.4.d.

4.2.Incentive Fees. The Operator shall be entitled to charge as an operating expense for the Hotel and to withhold an incentive fee (hereinafter referred to as the "Incentive Fee"), in addition to the Management Fee, for each Fiscal Year (including a portion of a Fiscal Year) in which the Operator operates the Hotel, an amount equal to nine percent (9%) of the Gross Operating Profit (as defined in Clause V). The Incentive Fee shall be payable quarterly, on the twentieth (20th) day of the calendar month following the end of the previous quarter (except the Incentive Fee for the last quarter of each year, which shall be paid within thirty (30) calendar days after the Owner's Representative receives the profit and loss statements for the immediately previous Fiscal Year). Each quarter, the parties shall adjust the Incentive Fee based on the Gross Operating Profit, provided that the payments for the first three quarters of each Fiscal Year constitute advances toward the incentive fee for that Fiscal Year.
Incentive Fees shall be paid by wire transfer to the Operator's bank account described in Exhibit "B" hereto or to any other account the Operator may eventually indicate in writing to the Owner's Representative.
4.3.Currency. All payments due to the Operator hereunder, including the Management Fee and the Incentive Fee, shall be made in Dollars, legal currency of the United States of America, and shall be payable to the Operator by wire transfer to Operator's bank account described in Exhibit "B", in accordance with the written instructions the Operator may eventually give to the Owner's Representative. All payments from Owner's Representative to Operator under this Agreement shall be made without any deduction for expenses, withholdings or other taxes, if any, related to such payments.

4.4.Operating Capital.
a.All income obtained from the Hotel's operation that is received by the Operator or the Owner's Representative shall be initially deposited in the Hotel's account (which shall be held under the name of Inversiones Vilazul, S.A., as eventually notified by the Owner's Representative).

b.The Owner's Representative shall transfer (or have transferred in its name) to an Operative Account (as defined hereinafter), within ten (10) business days after receiving any written request from the Operator, the funds the Operator may require as advance or usual operating capital or part of advance projects that the Operator considers necessary for the proper operation of the Hotel for a period equivalent to forty-five (45) calendar days' operation. All checks for withdrawal of funds from the Operative Account shall be signed by two of the Hotel's four managing executives, as designated by the Operator; provided, however, that only one signature shall be required for ordinary business expenses paid in accordance with the terms of the Budget or as stipulated herein. The Owner's Representative expressly agrees to take all actions necessary for the officers designated by the Operator to be duly authorized to draw on the Operative Account immediately after their designation.

c.The Owner's Representative shall transfer (or have transferred in its name) to the Operative Account, within two (2) business days after receiving any written request from the Operator, the funds necessary for reserves, to the extent such funds are set forth in the Budget.

d.For the purposes of this Clause IV, "Operative Account" shall mean one or more accounts held in the Owner's Representative's name that have been reasonably approved by the Operator for payment of ordinary expenses and on which the Operator shall have full capacity to draw.

e.The Operator shall not be liable for any loss of funds deposited in any account designated by the Owner's Representative other than losses resulting from negligence, fraud or bad faith imputable to the Operator or its agents in managing such funds. The Owner's

Representative shall not be liable for any loss of funds deposited in any Operative Account other than losses resulting from negligence, fraud or bad faith imputable to the Owner's Representative or its agents in managing such funds.

4.5.Fiscal Years. Fiscal years (each, a "Fiscal Year") hereunder shall run from January 1 through December 31 of each calendar year, except the first, which shall start on the date of execution hereof and end on December 31 of the same calendar year.

4.6.Additional Payments by the Operator. Within ten (10) business days after the termination or expiration hereof, the Operator shall submit its accounts and deliver to the Owner's Representative all amounts that have been generated by the Hotel's operations, including any remainders in the Operative Account and any reserve accounts established hereunder, after the Operator has collected any amounts it is entitled to withhold under the terms hereof.
4.7.Fees payable in case of Termination. In case this Agreement is terminated in accordance with its terms by either party, the Operator shall be entitled to receive the Management Fee and the Incentive Fee stipulated in Sections 4.1 and 4.2 herein, as well as any other amounts due and payable to the Operator hereunder, in each case through the effective date of such Termination. In addition to, and not in limitation of, the foregoing, in case of Termination for Default by the Operator for any of the reasons mentioned in Section 11.1, the Owner's Representative shall pay the Operator an amount equal to the sum of the Management Fee and the Incentive Fee for the twelve (12) months immediately prior to termination, multiplied by the number of years (plus prorated months, as applicable) then remaining until the expiration of the Initial Term, discounted to net present value (using a discount rate often percent (10%)).

CLAUSE V.
CALCULATION OF GROSS OPERATING PROFIT

5.1.Books and Records. The Operator shall keep adequate books and other accounting records and the usual records customary in the international hotel industry, reflecting the results of the Hotel's sales, marketing and operations. Such books and records shall be kept in accordance with the Uniform System of Accounts for Hotels, as amended, published by the American Hotel Association, unless this Agreement expressly stipulates otherwise.

5.2.Calculation of Gross Operating Profit.
a.The term "Gross Operating Profit", as used herein, shall mean, in relation to a given period, the amount by which Gross Revenues exceed Operating Expenses.

a.I.The term "Gross Revenues" means all income and proceeds from sales or services of any kind, whether in cash or any other form of payment, derived from use, rental, leasing, occupancy or any other form of enjoyment of the Hotel or sale of any goods, services or other items that are sold or offered by the Hotel as part of its normal operations, including, without limitation, all income received from guests, tenants, licensees or sub-lessees (including any deposit on sales retained by the Owner's Representative and/or the Owner) and other services to Hotel guests, as well as any and all proceeds from any insurance policies in case of interruption of business, but excluding: (i) any lien, value-added tax, sales or use tax or similar government charges collected directly from customers or guests or that constitute an integral part of the sale prices of goods, services or locals, such as gross receipts, admission charges or fees or similar charges or equivalent taxes imposed by government or quasi-government agencies; (ii) those received under the description of statements of impediments or sales that result in lieu of or under the threat of impediments; (iii) insurance payments for capital losses (other than FF&E obtained on insurance for interruption of business); (iv) returns, rebates, proceeds from sale of capital assets and Operating Equipment, transactions which are not part of the normal course of business; (v) tips collected for the benefit of employees; (vi) proceeds from any financing or refinancing on the Hotel; and (vii) the initial operative funds deposited by the Owner's Representative in the Operative Account.

a.2.    The term "Operating Expenses" means all reasonable costs and expenses for maintenance, execution and supervision of the Hotel's operations, subject to the limitations established in the Budget and specifically including the following expenses the Operator may incur in the Owner's Representative's name and on the Owner's Representative's behalf under the terms hereof or as specifically provided for herein, which are properly imputed to a given period in the Operator's accounting system: (i) the cost of food and beverages sold or consumed and all Operative Equipment and Operating Stock, including government fees, taxes or customs charges, as well as the cost of transportation, delivery and storage thereof; (ii) salaries and payments to Hotel personnel, including severance pay, payroll taxes and employee benefits and all other similar expenses; (iii) the cost of all other goods and services obtained by the Operator in relation to its supervision and oversight of operation of the Hotel, including, without limitation, heating, air conditioning and installations; office supplies and all services provided by third parties; (iv) the cost of repairs to and maintenance of the Hotel that do not constitute Capital Expenditures (as defined hereinafter); (v) license renewals; (vi) sales and use taxes, not including any parts thereof that are collected directly from guests or customers or are part of the sale price of any goods, services or locals, except to the extent they are included in Gross Revenues; (vii) all fees and amounts that fall under the description of professional fees incurred in operating the Hotel, including, without limitation, attorneys' and accountants' fees, except expenses incurred for work entrusted to the Owner's Representative, which shall not be an Operating Expense for purposes of this Agreement and shall be borne by the Owner's Representative; (viii) costs and expenses for technical consultants and experts specialized in operations for specialized services contracted by the Operator; (ix) all expenses related to marketing, sales promotion, and public relations for the Hotel, including costs of direct and indirect marketing of the Operator's affiliates to the extent stipulated in Clause VII, Section 7.1, all of the foregoing of which shall not exceed 6%-of Gross Revenues; (x) the Management Fee; and (xi) any other expenses specified in the Budget provided that they are contracted by the Operator and do not constitute a Capital Expenditure. Operating Expenses shall not include expenses incurred in or ordered by the Owner or the Owner's Representative, including, without limitation, expenses or taxes related to the property or its companies, their advisors or any expenses for leasing or rentals that shall be paid because the Hotel lacks such installations, products, equipment or services.

b."Capital Expenditures" means any amount disbursed as capital expenditures in accordance with the relevant provisions of GAAP, including, without limitation, capital improvements and expenditures for replacements, substitutions and additions to FF&E. "GAAP" means Generally Accepted Accounting Principles as published from time to time in the Standard Original Accounting Pronouncements published by the United States Financial Accounting Standards Board, as amended by the Uniform System of Accounts for Hotels, as published from time to time by the American Hotel and Lodging Association.

5.3.    Reserve for Substitution of and Additions to FF&E.
a.Within ten (10) calendar days after the Operator requests, the Owner's Representative shall pay the cost of substitution of, and additions to, FF&E and Operating Equipment ("Cost of FF&E") to the extent that such amounts are provided for in the Hotel's Budget. The Operator shall maintain a nominal (or, if required by any lender, actual) reserve account ("FF&E Reserve") in which the Operator shall accrue for (or, if required by any lender, deposit into such actual account) each month an amount equal to three percent (3%) of the Gross Revenues received by the Hotel (the "FF&E Reserve Contribution"). The FF&E Reserve Contribution shall not be treated as an Operating Expense in determining Gross Operating Profit. Any payments with respect to FF&E shall be deemed to have been made (or, if an actual reserve is being maintained, shall actually be made) from the FF&E Reserve rather than directly from the Owner's Representative until the balance in the FF&E Reserve is zero, and such payments shall not be treated as an Operating Expense.
b.Subject to the requisites established in Section 5.3.a above, the Operator shall be authorized to make all substitutions of, and additions to, FF&E and Operating Equipment it deems necessary or advisable without the Owner's Representative's prior consent, to the extent that such substitutions and/or additions have been previously approved by the Owner's Representative for the Fiscal Year in which the Operator intends to make them.
c.The percentages indicated above for Cost of FF&E shall be valid provided that the Operator has received to its complete satisfaction the Hotel's FF&E and Operating Equipment, failing which such percentages shall be modified to ensure that they cover, to the Operator's satisfaction, the FF&E and Operating Equipment necessary for the general parameters included in hotels operated under the brand name "Dreams Punta Cana Resorts and Spa".

CLAUSE VI.
REPAIRS AND MAINTENANCE; ALTERATIONS;
STRUCTURAL REPAIRS AND CHANGES

6.1.Repairs and maintenance. The Operator agrees to keep the Hotel in good condition, except normal wear due to use.

6.2.Alterations. The Operator shall be entitled, from time to time and over the effective term hereof, to make alterations, additions or improvements in or to the Hotel, as is customary in the operation of international luxury hotels, at the Owner's Representative's expense, but only to the extent that such alterations, additions or improvements are provided for in the Budget, provided, however, that the Operator shall obtain the Owner's Representative's prior, written consent for any expenditure for alterations, additions or improvements in excess of US$20,000.00 (twenty thousand dollars. legal currency of the United States of America), regardless of whether the expenditure has been approved in the Budget for the Hotel. except in the case of expenditures for emergency repairs. For alterations, additions or improvements not provided for in the Budget, the Operator shall obtain the Owner's Representative's prior, written consent before making such alterations, additions or improvements.

The cost of such alterations, additions or improvements shall be capitalized and amortized or depreciated in accordance with customary accounting practices in the hotel industry.
6.3.Structural Repairs and Changes. If, over the effective term hereof, structural repairs or changes in the Hotel are required as a result of any laws, ordinances, standards or regulations in force at present or in future or on orders from any government authority, agency or official, municipal or departmental, such repairs or changes shall be made and paid for by the Owner's Representative, provided that they shall not be considered Operating Expenses and shall be charged under the Hotel's Gross Operating Profit, provided, however, that the Owner's Representative shall retain the right to reasonably question the requirement that such structural repairs and/or changes be made, in which case the Owner's Representative shall be obliged to make such changes only after there is an irreversible decision or order issued by a competent authority. Structural repairs or changes shall be made minimizing, to the extent possible, disruptions to the Hotel's operations.

6.4.Other Alterations and Structural Repairs and Changes. Any modifications, additions or improvements or changes not mentioned in Sections 6.2 and 6.3 of this Clause VI shall be made and paid by the Owner's Representative. Notwithstanding the foregoing, if modifications or repairs are required on account of an emergency that threatens the structural integrity of the Hotel and/or the health and/or safety of its guests, the Owner's Representative authorizes the Operator to make the modifications and/or repairs necessary to remedy the emergency at the Owner's Representative's expense.

6.5.Performance of Work. All repairs, modifications, additions or improvements shall be made under the Operator's supervision and shall be performed in such a way as to preserve the Hotel's character and quality.

6.6.Source of Funds. Unless otherwise set forth in the Budget, the cost of all modifications, additions, repairs and improvements shall be a separate cost and expense for the Owner's Representative. No funds shall be withdrawn from the Hotel's Operative Account for this purpose and they shall constitute Capital Expenditures (if provided for in the Budget) or additional expenses on the Owner's Representative's account (if said expenditures are not provided for in the Budget).

CLAUSE VII.
GENERAL PROVISIONS FOR THE OPERATOR AND THE OWNER'S REPRESENTATIVE

7.1.Group Services.

a.The Operator shall provide or have its affiliates provide, in sales, marketing and operation of the Hotel and for the benefit of its guests, reservations between hotels in the group, central billing, promotion of conventions and business, sales promotion, advertising and public relations, front desk, food and beverages, personnel supervision and control, and other operative departments and all other group benefits, services, facilities and advertising offered by other hotels owned or managed by the Operator and its affiliates (hereinafter referred to as "Group Services").
b.The Operator shall be entitled to collect from the Hotel's operations and to be reimbursed for all costs and expenses the Operator may incur in providing Group Services mentioned in "a" of this Section 7.1, on reasonable terms of cost distribution for Group Services as defined or other services provided at more than one of the hotels operated by the Operator, including the Hotel; provided, however, that such reimbursements may not exceed the costs and expenses corresponding to the market value prevailing on the day they are incurred in, and that neither the Operator nor its affiliates shall earn a profit with respect to the provision of Group Services, except that the Operator may earn a de minimus profit (not to exceed, in the aggregate, one percent (1%) of the cost of Group Services).

7.2.Owner's Representative's Right of Inspection and Auditing. The Operator shall grant the Owner’s Representative's executives, accountants, employees, agents and attorneys the right to enter any part of the Hotel, on reasonable prior notice given at least fifteen (15) calendar days in advance and containing the names of the persons to whom such access is to be granted and the operations or records to be audited, once a year to examine or inspect them or to take extracts from the Hotel's books or records or for any other purpose deemed necessary or advisable, and the cost of such investigations or audits shall be borne by the Owner's Representative as a separate expense and shall not be considered an Operating Expense for the Hotel; provided, however, that the Owner's Representative shall assure that such incursions cause the least possible disruption to the Hotel's business.

7.3.Insurance.

a.The Owner's Representative agrees that, at any time over the effective term hereof, the Owner's Representative, at the expense and on the account of the Hotel's operations, shall contract and maintain an insurance for third party liability, indemnification, damages to property and claims against the Hotel (which insurance will include the Operator as an additional insured), observing the requirements and amounts the Operator (in its reasonable discretion) indicates to the Owner's Representative. The Operator agrees that it will assist the Owner in procuring such insurance.

b.The Owner's Representative agrees that, at any time over the effective term hereof, the Owner's Representative, at its expense, shall contract and maintain insurance for all risks or damages to the premises and their equipment that reasonably covers the value of the Hotel. The Operator agrees that it will assist the Owner in procuring such insurance.
In relation to the above, the Owner's Representative shall deliver to the Operator, within thirty (30) calendar days after the execution hereof, copies of all the aforementioned insurance policies. If Owner's Representative fails to provide such policies, the Operator may contract them at the Owner's Representative's expense.

c.The Owner's Representative undertakes and agrees to name the Operator as additional insured in any and all insurance policies for liability and public indemnification for the Hotel. The Owner's Representative agrees to include the Operator as additional insured in any insurance policy for interruption of business at the Hotel, which shall be contracted and maintained at the Owner's Representative's expense. The insured amount shall never be less than the sum of Management Fees plus Incentive Fees estimated in the Budget for the Fiscal Year in question. Payments to the Operator on the aforementioned insurance for interruption of business shall not include deductibles or any other rebate obtained in negotiating the policy, and therefore the Operator shall collect the fees in full.

7.4.Reports.

a.All accounting books and all other records related to or reporting on the Hotel's sales, marketing and operations, including, without limitation, any and all marketing agreements, contracts with the Operator's or the Owner's Representative's affiliates and account books, shall be kept at the Hotel. All books and records shall be available to the Owner's Representative and its representatives for revision, auditing, inspection and reproduction in accordance with the provisions of Section 7.2. All books and records related to the Hotel, including, without limitation, accounting books, reception logs, etc., shall be the Owner's Representative's property. Customer databases, report forms, manuals and procedures, and any other direct contribution made by the Operator shall be the Operator's property and may be removed on termination hereof.

b.The Operator shall send the Owner's Representative, no later than the twentieth (20th) day of each month, a monthly report on the state of the Hotel's business and operative affairs in the immediately previous month and from the start of the corresponding Fiscal Year, which shall include: (i) a balance sheet; (ii) a profit and loss statement, comparing income, losses, capital expenditures and operating expenses in the month reported and the Fiscal Year through the date with the Budget, including, without limitation, occupancy for the Fiscal Year (expressed as percentage) and average rates (to the extent they are applied and have been collected by the Operator); (iii) a statement showing the calculations of all fees payable to the Operator for the previous month; (iv) the balances of all bank accounts kept by the Operator in relation hereto; (v) a statement of adjustments showing the Hotel's cash flow position for each month and for the Fiscal Year to date.

c.Within forty (40) calendar days after the end of each Fiscal Year, the Operator shall deliver to the Owner's Representative a profit and loss statement showing the results of the Hotel's operations in the immediately previous Fiscal Year and containing the calculation of the Hotel's Gross Operating Profits in the period.

d.If the Owner's Representative has no objections to the profit and loss statements and Gross Operating Profits for any Fiscal Year within thirty (30) calendar days after receiving them from the Operator, the statements shall be considered correct and final for all ensuing legal effects. The parties shall make their best efforts to settle any objections that may arise, including any adjustments to the Management Fee, within fifteen (15) calendar days after they are reported.

CLAUSE VIII.
DAMAGE TO AND DESTRUCTION OF THE HOTEL

8.1. Repairs due to Damage or Destruction. After the occurrence of a fire or any other loss affecting all or part of the Hotel, the Owner's Representative may choose between repair, restoration or replacement of any damage, limitation or destruction of the Hotel, at its sole and absolute discretion. If the Owner's Representative makes no choice between repair, restoration, rebuilding or replacement of the Hotel within thirty (30) calendar days after the occurrence of the loss, the Operator shall be entitled to terminate this Agreement by thirty (30) calendar days' advance, written notification to the Owner's Representative. If a fire or other loss has caused damages only to part of the Hotel in such a way as to make it not unreasonable or imprudent, in the Operator's opinion, to operate the Hotel as a hotel of the same type and category as before the event, the Owner's Representative may choose to repair any damage to the Hotel or change or modify the Hotel or any part thereof to preserve the Hotel as an architectural unit and continue to operate it as a hotel of the same type and category as before the event.

CLAUSE IX.
IMPEDIMENTS

9.1.Total Impediments. If all or a material part of the Hotel has been affected by or is subject to impediments due to any reason, domain, impediment, mandatory purchase and sale or similar proceedings on the part of a competent authority or if part of the Hotel has been taken or is subject to any impediment that makes it imprudent or unreasonable, in the reasonable opinion of either party, to continue using the remaining part as a hotel of the same type and category as it had immediately before being affected by or subject to the impediment, then, notwithstanding the provisions of Clause II, either party may terminate this Agreement on the date of such events, provided that they are not caused by any action taken by that party.

9.2.Partial Impediments. If only part of the Hotel has been taken or is subject to an impediment and the taking of or impediment on that part does not make it unreasonable or imprudent, in the Operator's reasonable opinion, to operate the Hotel as a hotel of the same type and category as it had before the event or impediment, the Owner's Representative may choose between repairing any damage to the Hotel or changing or modifying the Hotel or any part thereof, so that the Hotel constitutes a complete and satisfactory architectural unit as a hotel of the same type and category as it had before being affected by the event or subject to the impediment. If the Owner's Representative chooses not to repair the damage or change or modify the Hotel in the manner provided for in the preceding sentence and, in the Operator's reasonable opinion, its choice prevents the Operator from operating the rest of the Hotel as a hotel of the same type and category as it had before being affected by the event or subject to the impediment, the Operator shall be entitled to terminate this Agreement and shall be entitled to receive the payment described in Section 4.7.

CLAUSE X.
RIGHT TO PERFORM OBLIGATIONS
CORRESPONDING TO THE OTHER PARTY

If either party fails to honor its obligation to make any payment or take any action necessary under the terms hereof or any other Agreement between the Parties, the other party may choose to do so. This option shall not release the other party from its obligations, nor may it be construed as waiver of the rights or remedies available hereunder to the party that has chosen to take such an action.

CLAUSE XI.
DEFAULT

11.1.Events of Default. The following events shall constitute a default hereunder, giving the affected party the right to exercise any rights or remedies available to it hereunder, including termination hereof, and to recover damages or demand specific performance, in addition to the other rights and remedies available to that party by law:

a.Default by the Owner's Representative on payment or failure to provide funds to the Operator or to third parties, as required under the terms hereof, within twenty (20) calendar days after the Operator's notice of such default;

b.Default by the Operator on payment to Owner's Representative of any monies due and payable to the Owner's Representative within twenty (20) calendar days after Owner's Representative's notice of such default;

c.Filing for bankruptcy law protection or any other form of release from Operator's or Owner's Representative's obligations against the Operator or the Owner's Representative, provided that if such actions are instituted by a third party, there shall be no default if, within one hundred and twenty (120) calendar days after the relevant filing the Operator or the Owner's Representative are no longer obligated under such orders or actions;

d.Voluntary abandonment of the Hotel by the Operator without cause at any time; or

e.The Operator's gross misconduct in overseeing the management and operation of the Hotel, which gross misconduct has continued for a period of sixty (60) days after the Owner has provided the Operator with written notice setting forth in detail (i) a specific description of the alleged gross misconduct and (ii) the specific actions that the Operator should take or cease to take, in the reasonable judgment of the Owner, in order to correct such gross misconduct; provided, however, that for the avoidance of doubt, neither the failure of the Hotel to achieve certain revenue and operating targets nor general underperformance of the Hotel shall, in and of itself, constitute gross misconduct by the Operator in overseeing the management and operation of the Hotel.

Any default under paragraph a., b. or e. of this Section 11.1 shall be notified in writing to the defaulting party and the applicable grace period shall start upon reception of such written notification. If the applicable grace period expires and the defaulting party has not remedied its default or taken suitable actions to remedy it in the near future, the relevant actions provided for herein shall take effect.
11.2.Waiver. The Operator's or the Owner's Representative's failure to demand strict compliance with any of the provisions, agreements, terms or conditions hereof or to exercise any rights or remedies in case of default shall not be construed as a waiver of such rights or remedies in case of default and shall not be construed as a waiver of the rights derived from the breach or successive breaches of such provisions, agreements, 'terms or conditions. Unless evidenced in writing, it may not be assumed that either party has waived any provisions, agreements, terms or conditions hereof. No waiver of rights pertaining to the parties in case of default may affect or amend this Agreement, except in the specific terms of the waiver as evidenced in writing.

11.3.Disputes in Good Faith. Notwithstanding the foregoing, neither party may be considered to have incurred in a breach hereof when there is a dispute in good faith regarding such cases of default during the grace period, and when the dispute has been submitted to arbitration in accordance with the provisions of Clause XV herein.

CLAUSE XII.
BUSINESS NAME
The parties agree that the Hotel shall be known by the name of "Dreams Punta Cana Resorts and Spa", including therein the Operator's proprietary brand name "Dreams Punta Cana Resorts and Spa" ("Operator's Business Name"). The Operator's Business Name shall remain the Operator's sole property. Accordingly, the Owner's Representative agrees that this Agreement grants no rights of any. kind to the Owner's Representative or its successors in relation to ownership or use of the Operator's Business Name, either alone or used in combination with any other word or words, except to the extent specified in this Clause XII. This provision shall remain in force after termination hereof.

CLAUSE XIII.
ASSIGNMENTS AND SUCCESSORS AND ASSIGNEES
13.1.Assignments by the Operator. The Operator shall not be permitted to assign this Agreement, except that the Operator shall be entitled to assign this Agreement to any wholly owned subsidiary of the Operator without the need to obtain the Owner's Representative's prior consent by thirty (30) calendar days' advance, written notification.

13.2.Assignments by the Owner or Owner's Representative. The Owner may not sell, assign, transfer or otherwise dispose of its rights to the Hotel, and neither the Owner nor Owner's Representative may assign its rights under this Agreement, except (a) with the prior written consent of the Operator, (b) to any wholly owned subsidiary of Playa Hotels & Resorts, S.L. ("Playa"); (c) in connection with a Sale of the Hotel to a Responsible Owner, which Responsible Owner has agreed to assume the Owner's and the Owner's Representative's obligations under this Agreement; or (d) with respect to the Hotel, as expressly permitted by Section 2.4.a and subject to the terms and conditions thereof. Notwithstanding the foregoing, the collateral assignment of this Agreement by the Owner as security for any mortgage securing loan on the Hotel is permitted without the Operator's consent. As used herein, a "Responsible Owner" shall mean any entity that, as determined in the Operator's reasonable discretion, (i) has sufficient financial resources and liquidity to fulfill the Owner's and the Owner's Representative's obligations under this Agreement, (ii) is not known in the community as being of bad moral character and has not been convicted of a felony in any state or federal court; and (iii) is not a competitor (nor affiliated with a competitor) of the Operator in the management of hotels. Except as expressly permitted hereby, any attempted assignment (either voluntarily or by operation of law) by the Owner or the Owner's Representative of its interest in this Agreement shall not relieve the Owner or the Owner's Representative from its obligations under this Agreement and shall be void without legal effect; the Owner or the Owner's Representative shall only be relieved of its obligations under this Agreement, if the proposed assignment complies with this Section 13.2 and if the Operator has received an assumption agreement in form and substance reasonably satisfactory to the Operator executed by the assignee.

13.3.Successors and Assignees. Subject to the provisions of Sections 13.1 and 13.2 of this Clause XIII, the terms, provisions, agreements, obligations and conditions hereof shall be mandatory for and shall continue for the benefit of the successors or permitted assignees that represent the rights of the parties.

CLAUSE XIV.
AUTOMATIC TERM EXTENSION
Upon the consummation of (i) any registration, public offering and sale of the shares or other equity interests of Playa or its direct or indirect parent or any subsidiary or affiliate of Playa or its direct or indirect parent; (ii) a transfer or series of related transfers to any entity or person or group of related entities or persons (which such entity or person or group of related entities or persons is not as of the date of this Agreement a direct or indirect investor in Playa) of more than 50% of the shares or assets of Playa or its direct or indirect parent; or (iii) a transfer or series of related transfers to any entity or person or group of related entities or persons (which such entity or person or group of related entities or persons is as of the date of this Agreement a direct or indirect investor in Playa) of (A) all or substantially all of the assets of Playa or its direct or indirect 100% parent (if any exists), or (B) more than 50% of the shares of Playa or its direct or indirect 100% parent (if any exists) (any occurrence described in the foregoing subparagraphs (i), (ii), or (iii), a "Sale of Playa"), this Agreement shall automatically and without any action on the part of the Owner's Representative, the Owner or the Operator be altered as follows:

1)Section 2.2 of Clause II of this Agreement shall be replaced in its entirety with the following:

2.2.    Term. The initial term hereof shall start on the Effective Date and continue up to and including December 20, 2032 (twenty-five (25) years) (hereinafter referred to as the "Initial Term") and shall automatically renew for two successive five year terms, provided that any such renewal shall only be effective if the Operator has sent the Owner's Representative written notice of such impending renewal at least one hundred and eighty (180) days, but no more than one year, in advance of the expiration of the Initial Term or then-current renewal term, and the Owner's Representative has not thereafter provided the Operator with at least ninety (90) days prior written notice of its election to terminate this Agreement at the end of the then current term instead of permitting it to renew. Said Initial Term, with any subsequent renewals or extensions in accordance with the provisions hereof, shall be referred to hereinafter as the "Effective Term."

CLAUSE XV.
ARBITRATION
The parties agree that disputes or complaints that may arise in relation hereto, including any issue related to its existence, validity or termination, shall be settled solely and definitively by means of arbitration in accordance with the Rules of the American Arbitration Association in force at the time. The law applicable to the legal merits of the case shall be that stipulated in Clause XIX herein. The seat of arbitration shall be the city of New York, New York, United States of America, and the arbitration panel shall be made up by three members appointed in accordance with the aforementioned Rules. The arbitration proceedings shall be conducted in English.

In relation to such arbitration, the parties shall be entitled to discovery, which shall be governed by the Rules of the American Arbitration Association.

CLAUSE XVI.
OTHER INSTRUMENTS

The Owner and the Owner's Representative, as may eventually prove necessary, shall register this Agreement, execute and deliver all other secondary agreements and other instruments or materials, and take any and all other actions deemed reasonably necessary for this Agreement to have full legal force and effect and be mandatory and enforceable between the parties and against third parties.

Any fees or expenses incurred in by virtue of the foregoing shall be borne by the Owner's Representative.
CLAUSE XVII.
NOTICES
17.1.Formalities and delivery. All notifications that the parties shall give one another hereunder shall be in writing and shall be considered delivered conclusively and for all ensuing legal purposes when delivered in person or sent by overnight mail or by fax and directed to the Owner, the Owner's Representative or the Operator at the domiciles indicated below or to any other domiciles the parties may indicate to one another by means of such a notice.

17.2.Effective Date. Notifications shall be effective under the following terms:

1.If delivered in person to the office of either party, on delivery;
2.If delivered by fax, on the date sent; or
3.If delivered by overnight mail, one (1) day after mailing.

17.3.Domiciles.

a.Copies of all notices to the Owner and the Owner's Representative are to be delivered to:

Perfect Tours, N.V.
8405 Greensboro Drive, #500
McLean, VA 22102
Tel: 571-382-1700
Fax: 571-382-1760
with a copy to:
Playa Hotels & Resorts
8405 Greensboro Drive, #500
McLean, VA 22102
Tel: 571-382-1700
Fax: 571-382-1754
Attn: General Counsel

Cc: Chief Financial Officer and
Pellerano & Herrera
10 John F. Kennedy Avenue Santo Domingo, D.N. Dominican Republic
Tel: 809-541-5200
Fax: 809-567-0773

and

Playa Hotels & Resorts, S.L. Ediflcio Barcel6, Rover Motta, 27 E-07006 Palma De Mallorca Baleares, Spain
Tel: (+34) 971 771 700
Fax: (+34) 971 466 720
and
Barcelo Crestline Corporation 8405 Greensboro Drive
Suite 500
McLean, VA 22102
Tel: 571-382-1700
Fax: 571-382-1760
b.Copies of all notices to the Operator are to be delivered to: __________________
__________________
__________________

and
__________________
__________________

CLAUSE XVIII.
CURRENCY

All payments to be made hereunder shall be made at the offices of the parties in dollars, legal currency of the United States of America, unless otherwise specified herein.

CLAUSE XIX
APPLICABLE LAW; JURISDICTION; JUDICIAL NOTIFICATIONS

19.1.Applicable Law. This Agreement shall be subject to the laws of the State of New York, without considering the principles of conflict of laws.

The parties expressly waive the venue of any other jurisdiction that may correspond to them by virtue of their domicile, nationality or any other reason.

19.2.Jurisdiction and Competent Courts. Any legal action or proceeding that has as its object only the enforcement of the arbitration ruling issued in accordance with the provisions of Clause XV herein and its full and timely performance may be brought against either party in the courts of the State of New York, or in any United States District in New York, to which effect the parties hereby irrevocably submit themselves to the jurisdiction of said courts for all such actions or proceedings and waive any other action for change of venue. Each of the Owner and the Owner's Representative hereby designates The Corporation Trust Company, with domicile at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 1980I (hereinafter referred to as the "Owner's Representative's Process Agent"), as its agent to receive in the Owner's and the Owner's Representative's name copies of any notifications and lawsuits as well as any other citations or summons the Owner or the Owner's Representative shall receive in such acts. The Operator designates Javier Coll, with domicile at the Operator's main office indicated in Section 17.3 above (hereinafter referred to as the "Operator's Process Agent"), as its agent to receive in the Operator's name copies of any notifications and lawsuits as well as any other notifications the Operator shall receive in such acts. Such notifications may be given by delivering copies of the relevant documents to the Owner, the Owner's Representative or the Operator, as the case may be, at the domiciles of their respective Process Agents, and the Owner and the Owner's Representative, and the Operator irrevocably and directly authorize the Owner's Representative's Process Agent and the Operator's Process Agent, respectively, at such domiciles as Process Agents, to accept such notifications in their name and on their behalf.

If and to the extent that such notifications, lawsuits or other citations or summons may not be delivered to the corresponding Process Agent, the Owner, the Owner's Representative and the Operator also irrevocably agree that such notifications may be given by mailing copies of such notifications in the manner indicated in Clause XVII for service of notifications hereunder. None of the provisions of this Clause XIX shall affect either party's right to deliver legal documents or notifications by any other means permitted by applicable laws.

CLAUSE XX.
PARTIAL NULLITY
If any of the phrases, sentences, clauses, sections or paragraphs hereof are declared null and void by final and irreversible order, decree or judgment of any court, the Agreement shall remain in force as though such phrases, sentences, clauses, sections or paragraphs had not been inserted herein.

CLAUSE XXI.
ORIGINAL COUNTERPARTS
This Agreement may be executed in any number of original counterparts, each of which shall constitute an original, but all of which jointly shall constitute one and the same Agreement.

CLAUSE XXII.
ATTORNEYS' FEES
In case of any dispute between the parties regarding the terms, agreements and conditions hereof and/or its construction, each party shall pay its attorneys' expenses, including court costs.

CLAUSE XXIII.
SPECIAL CONDITIONS

23.1.Conditions. The Operator shall direct the application for, obtaining and maintenance of all licenses and permits required of the Owner or the Operator in connection with the operation and management of the Hotel.

23.2.Other Management Agreements. The Operator, the Owner and the Owner's Representative may agree to apply some of the terms and conditions hereof in other management agreements or other legal instruments in order to comply with the provisions of applicable laws of any jurisdiction where services shall be provided hereunder or to properly reflect the application of payments or the performance of obligations hereunder in such jurisdictions; provided, however. that such agreements or instruments shall be consistent with this Agreement and. in case of any conflict or ambiguity between this Agreement and any other documents, the terms hereof shall take precedence.

23.3    Language. This Agreement shall be executed in English.

CLAUSE XXIV.
CONFIDENTIALITY

The Operator, the Owner and the Owner's Representative agree that all information obtained in relation to the Hotel as a result of each party’s activities hereunder, including, without limitation, any financial information. shall be treated as strictly confidential information (different from information that is in the public domain or is obtained from other sources that are available to the public); provided. however. that such information may be disclosed to the Owner's. the Owner's Representative's or the Operator's respective accountants', attorneys' and consultants' firms or service companies and, in the Owner's and the Owner's Representative's case, to potential buyers and potential providers of financing or investors, provided that (i) such permitted recipients have been informed of the confidentiality of all such information and have been instructed to treat such information as strictly confidential; (ii) such permitted recipients have agreed to preserve the confidentiality of such information; and (iii) the Owner, the Owner's Representative and the Operator may disclose only, such information necessary to allow such permitted recipients to assist the Owner. the Owner’s Representative or the Operator in operating their respective businesses and none of them may disclose any information in excess of that required by such permitted recipients to assist the Owner, the Owner's Representative or the Operator in operating their respective businesses. However, the Owner, the Owner's Representative and the Operator may disclose confidential information in compliance with a subpoena, court order or similar process or in accordance with the provisions of any applicable law or regulations, provided that, in the case of such a subpoena, court order or similar process. the subpoenaed party makes reasonable efforts to obtain a protecting order or injunctive relief that prohibits or limits the disclosure and, as soon as it learns of them, notifies the other party of the existence of the subpoena, court order or similar process.

CLAUSE XXV.
TOTAL AGREEMENT

This Agreement and any other contracts executed in accordance with the provisions of Section 23.2 (hereinafter referred to as the "Contracts") constitute the total agreement among the parties in relation to the subject object hereof and void any other prior agreements, either oral or written. The Contracts may not be amended or modified except by written agreement signed by all of the parties. No waiver of any of the provisions of the Contracts shall be effective unless evidenced in writing and signed by the party against which it is to be enforced, and such waiver shall apply only in the effective instance to which it refers and may not be construed as a continuing or future waiver or as waiver of any other provision hereof.

CLAUSE XXVI.
APPROVAL; CONSENT; AUTHORIZED REPRESENTATIVES
Except as otherwise set forth herein, the words "approval" and "consent" (and any variations), when used herein, shall mean prior, written approval or consent, which shall not be unjustifiably denied or delayed.

As regards any approval or consent or any other official communication between the parties, the Operator's authorized representative shall be Javier Coll, unless replaced or removed by notification from the Operator to the Owner's Representative, and the Owner's and the Owner's Representative's authorized representative sha1l be Fernando Mulet, unless replaced or removed by notification from the Owner and the Owner's Representative to the Operator.

CLAUSE XXVII.
OWNER'S GUARANTEE
The Owner hereby unconditionally guarantees the full performance of each obligation of the Owner's Representative set forth in this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date indicated in the preamble.

PERFECT TOURS, N.V.
By:
Title:
Name:

______________________

Title:
Name: